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                                                                    Exhibit 10.1


November 30, 2000

Howard Bain
234 Vista Del Monte
Los Gatos, CA 95032

Dear Howard:

                  This letter confirms the agreement between Vicinity Corporation (the "Company") and you regarding the terms of your separation from the Company as of November 17, 2000.

                  1. SEPARATION BENEFITS. In consideration for your signing this agreement and your providing consulting services to the Company as reasonably requested during the period ending November 17, 2001, you will receive the following:

                        a) a lump sum payment of $225,000 representing 52 weeks' salary (less applicable withholding); and

                        b) 50,000 shares of common stock issued pursuant to the terms of the Company's 2000 Equity Incentive Plan, which shares shall not be subject to any right of repurchase in favor of the Company.

In addition, the Company will continue your existing medical and dental benefits or make COBRA payments on your behalf for a period of up to 52 weeks from the date hereof.

                  2. TERMINATION OF OPTION AGREEMENT AND OFFER LETTER. You and the Company agree that the terms of (i) the offer letter dated January 16, 2000 and (ii) the option agreement dated February 8, 2000 pursuant to which the Company granted you the right to purchase 350,000 shares of the Company's common stock are each hereby immediately terminated.

                  3. RETURN OF COMPANY PROPERTY. You have returned to the Company all Company property in your possession other than your Company-issued personal computer which you shall retain.

                  4. MAINTAINING CONFIDENTIAL INFORMATION. You will continue to abide by the terms of the Confidential Information and Invention Assignment Agreement that you executed when hired by the Company, you have returned or deleted all confidential information formerly in your possession, and you will not disclose any confidential information you acquired




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while an employee of the Company to any other person or use such information in any manner that is detrimental to the Company's interests.

            5. COOPERATION WITH THE COMPANY. You will cooperate fully with the Company in its defense of or other participation in any administrative, judicial or other proceeding arising from any charge, complaint or other action which has been or may be filed.

            6. RELEASE OF THE COMPANY. You understand that by agreeing to this release you are agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date you sign this agreement.

                  a) On behalf of yourself and your heirs and assigns, you hereby release and forever discharge the "Releasees" hereunder, consisting of the Company, and each of its owners, affiliates, divisions, predecessors, successors, assigns, agents, directors, officers, partners, employees, insurers, and employee benefit plans in which you are or have been a participant by virtue of your employment with the Company and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which you now have or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to your hire, employment, remuneration or resignation of your employment, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended; the Equal Pay Act, as amended; the Fair Labor Standards Act, as amended; the Employee Retirement Income Security Act, as amended; the California Fair Employment and Housing Act, as amended; the California Labor Code; and/or any other local, state or federal law governing discrimination in employment and/or the payment of wages and benefits.


                  b) YOU ACKNOWLEDGE THAT YOU ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS
      FOLLOWS:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.



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            BEING AWARE OF SAID CODE SECTION, YOU HEREBY EXPRESSLY WAIVE ANY
            RIGHTS YOU MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

                        c) IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, YOU SHOULD BE AWARE OF THE FOLLOWING:

                  i) YOU HAVE THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT;

                  ii) YOU HAVE TWENTY-ONE (21) DAYS FROM NOVEMBER 30, 2000 TO CONSIDER THE TERMS OF THIS AGREEMENT;

                  iii) YOU HAVE SEVEN (7) DAYS AFTER SIGNING THIS AGREEMENT TO REVOKE THIS AGREEMENT, AND THIS AGREEMENT WILL NOT BE EFFECTIVE, AND YOU WILL NOT RECEIVE ANY OF THE SEPARATION BENEFITS, UNTIL THAT REVOCATION PERIOD HAS EXPIRED.

                  7. RELEASE OF HOWARD BAIN. On behalf of itself and each of its divisions, predecessors, successors or assigns, the Company hereby releases Howard Bain of and from any and all Claims, which it now has or may hereafter have against Howard Bain by reason of any action taken by Howard Bain in performance of his duities as an employee or on behalf of the Company which are known or should reasonably be known by the Board of Directors of the Company as of the date hereof.

                  8. SEVERABILITY. The provisions of this agreement are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

                  9. VOLUNTARY AND KNOWING AGREEMENT. You represent that you have thoroughly read and considered all aspects of this agreement, that you understand all its provisions and that you are voluntarily entering into said agreement.

                  10. ENTIRE AGREEMENT; AMENDMENT. This agreement sets forth the entire agreement between you and the Company and supersedes any and all prior oral or written agreements or understanding between you and the Company concerning the subject matter. This agreement may not be altered, amended or modified, except by a further written document signed by you and the Company.


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            If the above accurately reflects your understanding, please date and sign the enclosed copy of this letter in the places indicated below and return that copy to a member of the Human Resources Department.

                                  Respectfully,

                                  /s/ Emerick Woods

                                  Emerick Woods
                                  President and Chief Executive Officer


Accepted and agreed to on
December 5, 2000.



     /s/ Howard Bain
---------------------------
         Howard Bain



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